Exhibit 99.1

At the Company	ON THE WEB
Mike Lonsway	www.forestcity.net
Executive Vice President – Planning
216-416-3325

Jeff Linton
Senior Vice President – Corporate Communication
216-416-3558

Forest City Seats New Independent Directors

Follows Company’s Previous Announcement to Substantially Refresh Board

New Independent Directors Further Strengthen and Diversify Board, Bringing Industry Expertise and Fresh Perspectives

CLEVELAND - April 16, 2018 - Forest City Realty Trust, Inc. (NYSE: FCEA) (“Forest City” or the “Company”) today announced that its Board of Directors has appointed Michelle Felman, Jerome J. Lande, Adam S. Metz, Gavin Molinelli, Marran H. Ogilvie, Mark S. Ordan, William R. “Butch” Roberts and Robert A. Schriesheim as new independent directors. All of the appointments are effective as of today, April 16, 2018. As previously announced, David J. LaRue, Kenneth J. Bacon, Z. Jamie Behar and James A. Ratner will continue their service on the Board.

“We are thrilled to welcome our new independent directors to the Forest City Board,” said David LaRue, President and Chief Executive Officer of Forest City. “We are excited about this substantial refreshment of our Board, which will help improve the Company’s corporate governance structure for the benefit of all stockholders. Our new independent directors bring substantial industry experience at leading publicly traded companies, and we look forward to benefitting from their new and diverse perspectives as we continue to drive stockholder value.”

As previously announced on March 22, 2018, Forest City committed to significant governance changes pursuant to which, nine current directors agreed to resign from the Board, eight new independent directors will be appointed to the Board, and the reconstituted Nominating and Governance Committee will initiate a process to identify and recommend a new Chairman or Executive Chairman.

LaRue continued, “The addition of these directors, coupled with the substantial refreshment we previously announced, underscores our focus on continuing to take decisive action to better position the Company for success as we implement and execute on our comprehensive strategic plan to strengthen and grow our business. The entire Forest City Board and management team are moving forward fully focused on delivering on our strategic initiatives, driving performance and creating value for stockholders.”

Lande and Molinelli were appointed to the Board pursuant to the previously announced agreement with Scopia Capital Management LP and Starboard Value LP. Following the recent appointments, the Forest City Board is comprised of 12 directors, 10 of whom are independent, and one vacancy. All twelve currently identified members of the newly reconstituted Board will stand for election at the Company’s 2018 Annual Meeting.

About Kenneth J. Bacon
Kenneth J. Bacon has been a Forest City director since 2012 and serves on the Board’s Audit and Corporate Governance and Nominating committees. In 2012, Bacon co-founded RailField Partners. Bacon previously served in various positions at Federal National Mortgage Association (Fannie Mae), including vice president of the northeast region, leading the American Communities Fund, senior vice president of the multifamily division, and executive vice president. Prior to joining Fannie Mae, Bacon served as director of policy for the oversight board and director of securitization at Resolution Trust Corporation. Bacon began his career with Kidder Peabody and later Morgan Stanley. Bacon is a board member of three additional publicly traded companies: Comcast Corporation, Ally Financial Inc, and Welltower Inc. He is also a board member of the National Multifamily Housing Council and serves on the advisory board of the Stanford Center on Longevity.

About Z. Jamie Behar
Z. Jamie Behar has been a Forest City director since April 2017. She serves on the Board's Audit and Corporate Governance and Nominating committees. Behar served as Managing Director, Real Estate & Alternative Investments, at GM Investment Management Corp (GMIMCo) from 2005 to 2015. Behar started at GMIMCo as a portfolio manager in 1986. Behar served on GMIMCo’s Board of Directors, and on the Investment Management, Private Equity Investment Approval and Risk Management Committees. Behar also serves as an independent director for Sunstone Hotel Investors, Gramercy Property Trust, and the Broadstone Real Estate Access Fund. She was previously board chair of the Pension Real Estate Association and was a member of the Real Estate Investment Advisory Council of the National Association of Real Estate Investment Trusts.

About Michelle Felman
Michelle Felman currently serves on the Advisory Board at Turner Impact Capital, a social impact platform that focuses on charter schools and workforce housing. She is a Trustee of Choice Properties (CHP-TSX), a listed retail REIT spun off by Loblaws Companies Limited, where she serves on the Governance and Comp Committees, and of The Partners Group (PGPHF), a global private equity firm, where she serves as the Chair of the Investment Oversight Committee. Felman is a Board member of Reonomy, a private real estate technology company. Felman is also on the Board of Directors of Cumming Corp, a global project management and cost consulting company. Felman is a founder of JAM Holdings, an investment and advisory firm. From 1997-2010, Felman served as the Executive Vice President - Co-Head of Acquisitions and Capital Markets for Vornado Realty Trust and remained a consultant to VNO through December 2012. She began her career at Morgan Stanley in the Investment Banking Division and later joined GE Capital as a Managing Director of Business Development.

About Jerome J. Lande
Jerome J. Lande is a Partner and Head of Special Situations for Scopia Capital Management LP. Previously, Lande was the managing partner of Coppersmith Capital, an asset management firm focused on equity investing and active engagement for long-term value creation, which he co-founded in April 2012. Prior to co-founding Coppersmith, Lande was a partner of MCM Capital Management, LLC, the general partner of MMI Investments, LP, a small-cap investment fund founded in 1996 to employ private equity investing methodologies in public equities, and where Lande oversaw research, trading and activism from 1998 to 2011. Lande served as corporate development officer of Key Components, Inc., a global diversified industrial manufacturer, from 1999 until its acquisition in 2004. Lande serves on the boards of CONMED Corporation and Itron, Inc. Lande holds a B.A. from Cornell University.

About David J. LaRue
David J. LaRue became a director of Forest City in June 2011 when he also became President and CEO of the Company. LaRue also serves as an officer and/or director of various subsidiaries of the company. Prior to becoming President and CEO, he served as Executive Vice President and Chief Operating Officer. Earlier in his tenure with the company, LaRue served as President and Chief Operating Officer of the company's Commercial Group. Prior to joining Forest City in 1986, LaRue was an internal auditor and financial analyst with The Sherwin-Williams Company. He formerly served on the board of CubeSmart, NAREIT, the Real Estate Roundtable, and the International Council of Shopping Centers. LaRue is currently a member of the board of trustees and executive committee, and chair of the capital committee of the Friends of the Cleveland School of the Arts; a trustee and member of the finance committee of the Lawrence School; and is on the boards of St. Edward High School and the Greater Cleveland Partnership.

About Adam S. Metz
Adam S. Metz is currently Managing Director and Head of International Real Estate at The Carlyle Group. He will be retiring from Carlyle in April of 2018. Most recently, Metz served as Senior Advisor to TPG Capital’s Real Estate Group. Prior to joining TPG in April 2011, Metz was the Chief Executive Officer of General Growth Properties, Inc. from 2008 to 2010. Before joining GGP, Metz was co-founding partner of Polaris Capital LLC. Metz has previously held roles such as Executive Vice President and Chief Investment Officer of Rodamco, North America, numerous positions with Urban Shopping Centers, Inc., Vice President in the Capital Markets group of JMB Realty, and Corporate Lending Officer in the Commercial Real Estate Lending Group at The First National Bank of Chicago. Metz currently serves on the advisory boards of the real estate programs at both Cornell University and Northwestern University.

About Gavin Molinelli
Gavin Molinelli is a Partner of Starboard Value LP. Prior to Starboard’s formation in 2011, as part of the spin-off, Molinelli was a Director and an Investment Analyst at Ramius LLC for the funds that comprised the Value and Opportunity investment platform. Prior to joining Ramius in October 2006, Molinelli was an analyst in the Technology Investment Banking group at Banc of America Securities LLC. Previously, Molinelli served on the boards of Depomed, Inc., Wausau Paper Corp. and Actel Corp. Molinelli received a B.A. in Economics from Washington and Lee University.

About Marran H. Ogilvie
Marran H. Ogilvie was a member of Ramius, LLC, an alternative investment management firm, where she served in various capacities from 1994 to 2009 before the firm’s merger with Cowen Group, including as Chief Operating Officer and General Counsel. Following the merger, Ogilvie served as Chief of Staff at Cowen Group, Inc. until 2010. She currently serves as an Advisor to the Creditors Committee for the Lehman Brothers International (Europe) Administration. She also serves as a director of Evolution Petroleum, a developer and producer of oil and gas reserves, Ferro Corporation, a supplier of functional coatings and color solutions, Four Corners Property Trust, a REIT for which she chairs the Audit Committee, LSB Industries, Inc. a manufacturing company, and Bemis Company, Inc, a plastic packaging company. Ogilvie previously served as a Director for Southwest Bancorp, a regional commercial bank, Zais Financial Corp., a REIT, Seventy Seven Energy Inc., an oil field services company, and the Korea Fund, an investment company.

About Mark S. Ordan
Mark S. Ordan is the Chief Executive Officer of Quality Care Properties, Inc., one of the nation's largest actively managed real estate companies focused on post-acute/skilled nursing and memory care/assisted living. Prior to joining QCP, Ordan served as WP Glimcher’s Executive Chairman from January 2015 to December 2015 and as its Non-Executive Chairman from January 2016 to June 2016. Ordan served as Washington Prime’s Chief Executive Officer from May 2014 to January 2015. Previously, Ordan served as a director and led the turnarounds as Chief Executive Officer of Sunrise Senior Living, LLC, and as Chief Executive Officer and President of The Mills Corporation. Prior to this he served as Chief Executive Officer of Balducci’s LLC., and he was the founder and CEO of Fields Markets, Inc. Ordan serves as a director of Vereit, and also serves on the boards of the U.S. Chamber of Commerce and The Chesapeake Bay Foundation.

About James A. Ratner
James A. Ratner is a current Forest City Director. Ratner previously served as Executive Vice President of Development for Forest City and has served as an officer/director of various subsidiaries of the Company. Ratner serves on the board of NACCO Industries, Inc. Additionally, he serves as chairman of the board of trustees of The Playhouse Square Foundation, serves on the executive committee and the board of trustees of The Cleveland Museum of Art and serves on the board of trustees of Case Western Reserve University.

About William R. “Butch” Roberts
William R. Roberts began his career at an organization he would later lead. With more than 35 years of experience in business, operations and strategy, Roberts today shares his knowledge and expertise with clients as president of the W.R. Roberts Company. Roberts began his career with the Chesapeake and Potomac Telephone Company, which later became Verizon, Washington, D.C., as a business office manager. He held positions of increasing responsibility in Operations, Human Resources, Marketing, Public Affairs, and Government Relations, before assuming responsibility in 2000 for Verizon’s public policy initiatives in Maryland, as president. Subsequently in 2007, he was named region president of Verizon Maryland and the District of Columbia, overseeing all of the company’s operations in those areas. He retired in 2011, following 32 years of service. As of 2018, he is immediate past Chairman of the Board of Directors for MedStar Health, the largest not-for-profit healthcare system in Maryland and the Washington, D.C., region. Additionally, he has served as board chairman the Baltimore branch of the Federal Reserve Bank of Richmond.

About Robert A. Schriesheim
Robert A. Schriesheim, is a director of Houlihan Lokey, a publicly traded global investment banking firm, NII Holdings (formerly Nextel International), a publicly traded provider of wireless communications services in Latin America, Skyworks Solutions, a publicly traded provider of wireless semiconductor solutions and of FirstAdvantage a privately-held portfolio company of private equity firm Symphony Technology Group. He served as Executive Vice President and Chief Financial Officer of Sears Holdings from August 2011 until October 2016 and as a Senior Advisor until January of 2017. From January 2010 to October 2010, Schriesheim was Senior Vice President and Chief Financial Officer of Hewitt Associates, a global human resources consulting and outsourcing company that was acquired by Aon in October 2010. From 2006 until 2009, he was Executive Vice President and Chief Financial Officer of Lawson Software, a publicly traded ERP software provider. Previously, Schriesheim was affiliated with ARCH Development Partners, LLC, a seed stage venture capital fund and earlier he held executive positions at Global TeleSystems, SBC Equity Partners, Ameritech, AC Nielsen, and Brooke Group Ltd. Previously he served as a director of a number of publicly traded companies including Lawson Software from 2006 until its sale in July 2011 to Infor and Golden Gate Capital, Dobson Communications from 2004 to 2007, a rural wireless services communications company that was acquired by AT&T, and as Co-Chairman of MSC Software from 2007 to 2009 a provider of integrated simulation solutions for designing and testing manufactured products that was acquired by Symphony Technology Group and of Georgia Gulf Corporation, an industrial chemicals manufacturer, from 2009 to 2010.

About Forest City
Forest City Realty Trust, Inc. is an NYSE-listed national real estate company with $8.1 billion in consolidated assets. The Company is principally engaged in the ownership, development, management and acquisition of commercial, residential and mixed-use real estate in key urban markets in the United States. For more information, visit www.forestcity.net.

Forward-Looking Statements
This press release contains forward-looking statements. Such forward-looking statements reflect management’s current views with respect to future, not past, events and often address the Company's expected future actions and performance. Forward-looking statements may be identified by the use of words such as "expect," "intend," "plan," “estimate,” “project,” “believe,” “anticipate,” “target” and similar words and phrases. These forward-looking statements are not guarantees of future events and involve risks, uncertainties and assumptions that are difficult to predict. Actual developments and business decisions may differ materially from those expressed or implied by such forward-looking statements. Important factors, among others, that could cause the Company's actual results, financial or otherwise, and future actions to differ materially from those described in forward-looking statements include the risks discussed in the Company's documents filed with the SEC, including the Company's Annual Report on Form 10-K for the year ended December 31, 2017, quarterly reports on Form 10-Q and Current Reports on Form 8-K.